UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2014
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Kemper Corporation (the “Company”) was held on Wednesday, May 7, 2014 in Chicago, Illinois to vote on four proposals, for which the final voting results were as follows:

Proposal 1:    Election of Directors.

Shareholders elected each of the nine nominees for director:

Nominees	For	Against	Abstain	Broker Non-Votes
James E. Annable	41,504,221	870,761	38,082	6,966,894
Douglas G. Geoga	41,465,783	908,066	39,215	6,966,894
Julie M. Howard	41,069,381	1,300,032	43,651	6,966,894
Robert J. Joyce	41,399,138	974,404	39,522	6,966,894
Wayne Kauth	41,445,813	927,468	39,783	6,966,894
Christopher B. Sarofim	40,434,652	1,936,946	41,466	6,966,894
Donald G. Southwell	41,451,145	891,046	70,873	6,966,894
David P. Storch	41,053,315	1,318,914	40,835	6,966,894
Richard C. Vie	40,562,790	1,807,902	42,372	6,966,894

Proposal 2:	Advisory vote on ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2014.

Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2014:

For	Against	Abstain	Broker Non-Votes
48,974,706	235,890	169,362	-0-

Proposal 3:	Vote on approval of the material terms of the Executive Performance Plan.

Shareholders approved the material terms of the Executive Performance Plan:

For	Against	Abstain	Broker Non-Votes
41,521,317	682,727	209,020	6,966,894

Proposal 4:	Advisory vote on compensation of the Named Executive Officers.

Shareholders voted in favor of the compensation of the Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
41,270,764	857,642	284,658	6,966,894

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	May 9, 2014	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer